EXHIBIT 4.1


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STANDARD & POOR'S          Frank A. Ciccotto, Jr.  55 Water Street, 45th Floor
The McGraw Hill Companies  Senior Vice President   New York, NY  10041
                           Securities Evaluations  Tel. 212-438-4417
                                                   Fax 212-438-7748
                                                   frank_ciccotto_jr@sandp.com
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                                October 12, 2011


Van Kampen Funds Inc.
11 Greenway Plaza
Houston, Texas 77046-1173

The Bank of New York Mellon
2 Hanson Place
12th Floor
Brooklyn, New York 11217
Unit Investment Trust Dept.

         Re:      Van Kampen Unit Trusts, Municipal Series 1019
                  Investors' Quality Tax-Exempt Trust, Series 149

Gentlemen:

   We have examined Registration Statement File No. 333-176336 for the above mentioned trust. We hereby acknowledge that Standard & Poor's Securities Evaluations, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor's Securities Evaluations, Inc. as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                           /s/ FRANK A. CICCOTTO
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                                                               Frank A. Ciccotto
                                         Senior Vice President & General Manager